EXHIBIT 10(a)

                    WAUSAU PAPER MILLS COMPANY

     EXECUTIVE OFFICERS' DEFERRED COMPENSATION RETIREMENT PLAN



     Wausau Paper Mills Company, a Wisconsin corporation, on behalf of its eligible employees hereby restates the Wausau Paper Mills Company Executive Officers' Deferred Compensation Retirement Plan in accordance with the terms and conditions herein contained.

                             ARTICLE I
              PURPOSE AND ADMINISTRATION OF THE PLAN

     Section 1.1 PURPOSE. The Company has established the Plan for the purpose of providing deferred compensation (within the meaning of Section 3(2)(B) of the Employee Retirement Income Security Act of 1974) for key executives of the Company who, by reason of their position, expertise and years of service, contribute to the growth and stability of the Company.

     Section 1.2 ADMINISTRATION. The Plan shall be administered by the Company.

     Section 1.3 EFFECTIVE DATE. The effective date of the Plan shall be December 15, 1980.

                            ARTICLE II
                            DEFINITIONS

     Section 2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

          (a) "Executive Officer" shall mean any person employed by the Company as its President or a Vice President but shall not include any officer of any division or subsidiary of the Company.

          (b) "Participant" shall mean an Executive Officer of the Company who has qualified to be a participant in the Plan in accordance with
     Section 3.1.

          (c) "Plan" shall mean the Wausau Paper Mills Company Executive Officers' Deferred Compensation Retirement Plan as herein set forth.

          (d) "Retirement Plan" shall mean the Wausau Paper Retirement Plan as now in effect or hereafter amended.

     Section 2.2 DEFINITIONS INCORPORATED BY REFERENCE. The following terms shall have the meanings set forth in the Retirement Plan and the definition of such terms by the Retirement Plan is hereby incorporated by reference:

          (a)  "Company"

          (b)  "Beneficiary"

          (c)  "Benefit Service"
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          (d)  "Vesting Service"

          (e)  "Annual Earnings"

          (f)  "Retirement Benefit"

          (g)  "Actuarial Equivalent"

                            ARTICLE III
                           PARTICIPATION

     Section 3.1 PARTICIPATION. Each Executive Officer shall become a Participant as of the first day of his employment by the Company in the capacity of an Executive Officer.

     Section 3.2 SERVICE IN A CAPACITY OTHER THAN AS AN EXECUTIVE OFFICER. Service by an individual for the Company in any capacity other than as an Executive Officer shall not be recognized for any purpose under the terms and conditions of the Plan; provided, however, that service by any Executive Officer prior to the effective date of the Plan in the capacity of Vice President-Industrial Relations or Vice President-Finance, shall be deemed to be service in the capacity of an Executive Officer.

     Section 3.3 TERMINATION OF PARTICIPATION AND REEMPLOYMENT. A Participant shall cease participation in the Plan on the later of (1) the earlier of (a) the date his termination of employment with the Company occurs or (b) the date he is no longer employed as an Executive Officer of the Company, or (2) the date the final benefit payment to which the Participant may be entitled pursuant to Section 4.1 is made. In the event a Participant or former Participant is reemployed by the Company as an Executive Officer, all periods of service with the Company as an Executive Officer shall be aggregated for purposes of this Plan.

                            ARTICLE IV
                             BENEFITS

     Section 4.1 BENEFIT. Subject to the limitations elsewhere contained in this Plan, the benefit provided by this Plan shall be as follows:

          (a) Each Participant (or, if applicable, his Beneficiary) shall be entitled to receive a monthly single life annuity benefit in an amount equal to the excess of:

               (1) the Retirement Benefit, payable in single life annuity form, which the Participant would have accrued under the Retirement Plan as of the date of such Participant's termination of employment with the Company if such benefit was determined in accordance with the terms of the Retirement Plan, but (A) without regard to the limitations on the maximum annual benefit, maximum compensation, or any other limitation imposed under Section 415 or any other section of the Internal Revenue Code of 1986, as now or hereafter in effect and set forth in, or otherwise incorporated into, the terms of the Retirement Plan, (B) as if "Annual Earnings" were computed by including 100% of bonuses, which would be payable to the Participant (or, if applicable, his Beneficiary) as of the first date payments are made to or for the benefit of the Participant under the payment option actually elected under the Retirement Plan or which, in the absence of an effective election, is provided for under the provisions of the
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          Retirement Plan and (C), regardless of the number of months of
          Benefit Service actually accrued by the Participant, as if the Participant then had accrued three hundred sixty months of Benefit Service, over

               (2) the Participant's actual Retirement Benefit, payable in single life annuity form, under the Retirement Plan.

          (b) The Participant may elect, subject to the approval of the Board of Directors, (1) to receive the Actuarial Equivalent of the benefit accrued by a Participant pursuant to paragraph (a) in any form of annuity payment option then available under the Retirement Plan or
     (2) to receive the value of the benefit accrued by a Participant pursuant to paragraph (a) in the form of a lump sum distribution. In the event a Participant elects, with the approval of the Board of Directors, to receive a lump sum distribution of the value of the benefit otherwise provided for in paragraph (a), the value of the lump sum distribution under this Plan shall be determined in accordance with the provisions for determining the value of a lump sum distribution of the Participant's Retirement Benefit under the terms of the Retirement Plan. Despite any other provision of this Plan, a Participant who receives a benefit in the form of a lump sum distribution shall not be entitled to any monthly benefit otherwise described in paragraph (a).

          (c) Monthly benefit payments to the Participant (and, if applicable, his Beneficiary) under this Section 4.1 shall continue for such period as payments would be made to such Participant (and, if applicable, in his Beneficiary) if such benefit was being paid pursuant to the Retirement Plan.

     Section 4.2  REQUIRED AGE AND SERVICE.  Despite the provisions of
 Section 4.1, no Participant shall be eligible for a benefit under the terms of the Plan if (1) on the date of his termination of employment with the Company, he had accrued fewer than one hundred twenty months of Vesting Service in the capacity of an Executive Officer or (2) if, on the date of his termination of employment with the Company for a reason other than disability, determined within the meaning of Section 3.03 of the Retirement Plan, the Participant has not yet attained age fifty-five; provided, however, that for purposes of this clause (2), in the event a Participant's death occurred on or after a date which is not more than four months prior to his fifty-fifth birthday and he was employed as an Executive Officer of the Company on the date of his death, he shall be deemed to have attained age fifty-five on the date of his termination of employment. Despite any other provision of this Plan, the Executive Vice President and General Manager, Rhinelander Division as of November 17, 1995, shall be deemed to have attained age sixty-two and completed one hundred twenty months of Vesting Service as an Executive Officer as of the date of his termination of employment for purposes of computing the benefit provided for in Section 4.1(a)(1).

     Section 4.3 COMMENCEMENT OF BENEFITS. Benefits which become payable under the provisions of Section 4.1 shall be made by the Company as of the first day of the first month in which the first Retirement Plan payment is made to the Participant or his Beneficiary.

     Section 4.4 FORFEITURE OF BENEFITS. Despite any other provision of this Plan, a Participant's eligibility for benefit payments described in
 Section 4.1, above, is expressly subject to the following terms and conditions:
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          (a)  The Company is and shall be entitled to the sole benefit and exclusive ownership of any inventions or improvements in plant, machinery and processes, and all patents for the same, and all customer or price lists, trade secrets and other things of similar type or nature used in the business of the Company that may be made or discovered by a Participant while he is employed by the Company, or, after the termination of his employment period if arising out of his activities, knowledge or experience gained while in the employment of the Company. In the event that a Participant, during or after the termination of his employment, discloses all or any portion of the list of the Company's customers or the Company's pricing structure or all or any portion of the Company's manufacturing process or any other trade secrets or confidential information to any person, firm, corporation, associations or other entity for any reason or purpose whatsoever, no payment of any benefit otherwise due the Participant or his Beneficiary pursuant to Section 4.1 shall be made by the Company.

          (b) In the event a Participant, without the prior written consent of the Company and within a period of two years beginning on the first day following the Participant's termination of employment with the Company, directly or indirectly owns, manages, operates, joins, controls, is employed by or participants in the ownership, management, operation or control of, or is connected in any manner with, any business of a type and character which, in the opinion of the Company, results in the Participant then being engaged in the field of activities in which he was engaged by the Company at the time of termination (and within one year prior to said termination) and such business is, in the opinion of the Company, in direct or indirect competition in any market area served by the Company with any business then conducted by the Company in such market area, no payment of any benefit otherwise due the Participant or his Beneficiary pursuant to
     Section 4.1 shall be made by the Company if the Participant fails to cease such activity within fifteen days of the mailing to him by the Company of the Company's opinion that he is in violation of the restrictions contained in this Section 4.4(b).

          (c) The Company shall have sole discretion to stop payment of any benefit or refuse to make payments otherwise due the Participant or his Beneficiary pursuant to Section 4.1 if the Participant's termination of employment with the Company or his appointment to a position with the Company as other than an Executive Officer was by reason of the Participant's fraud, embezzlement, misappropriation or similar offense against the Company or any other state or federal felony offense.

          (d) Subject to the provisions of Section 6.2, no benefit shall be payable under this Plan to any Participant or Beneficiary who, for any reason, is not eligible for and does not receive a benefit under the provisions of this Retirement Plan.

     Section 4.5 INALIENABILITY OF BENEFITS. A Participant's right to a benefit under the Plan shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by the Participant or by his personal representatives or heirs, or any other person or persons or organization or organizations succeeding to any of the Participant's rights and benefits hereunder.

     Section 4.6 FACILITY OF PAYMENTS. Any benefit payable hereunder to any person who is legally incapacitated may be paid to a court appointed legal representative of such person.
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     Section 4.7  CLAIMS PROCEDURE.  Each Participant or Beneficiary whose claim for benefits is denied, in whole or in part, shall be provided with a notice, written in a manner calculated to be understood by the Participant, setting forth the specific reasons for such denial and outlining the review procedure of the Company. Each such Participant or Beneficiary shall be given a reasonable opportunity for a full and fair review by the Company of the decision by which the claim was denied.

     Section 4.8  CHANGE IN CONTROL.  Despite any other provision of this
 Article IV, in the event a Change of Control of the Company occurs, the Company shall pay to each Participant whose termination of employment occurs coincident with or subsequent to the Change of Control of the Company and who has not then satisfied the age and service requirements of
 Section 4.2, a lump sum amount equal to the present value, as determined hereunder, of such Participant's accrued benefit as of the date of such termination of employment and (ii) the Company shall pay to each Beneficiary a lump sum amount equal to the present value, as determined hereunder, of such Beneficiary's accrued, but unpaid, benefit as of the first day of the first month following such Change of Control of the Company, whether or not such Change of Control of the Company occurred prior to, concurrent with or subsequent to the date on which the first payment of such benefit had occurred or would occur in accordance with the terms of this Plan. The payment provided for hereunder shall be made by the Company within ten days of the date on which the payment obligation arises under the terms of this Section 4.8. Upon payment of the lump sum amount provided for in this paragraph (a), the Company shall have no further obligation to pay any benefits under this Plan.

          (a) For purposes of this plan, a "Change of Control of the Company" shall be deemed to have occurred when any one of the following events occurs:

                    (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation or other legal entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such persons any securities acquired directly from the Company or its affiliates) representing more than 50% of the combined voting power of the Company's then outstanding securities; provided, however, that for the purpose of determining whether any shareholder of the Company on the date hereof becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, the securities of the Company held by such shareholder on the date hereof shall not be taken into account;

                    (2) the shareholders of the Company approve a merger or consolidation of the Company or a share exchange with any other company, other than a merger or consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or share exchange, or a merger or consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                    (3) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (b) For purposes of this Plan, the present value of a Participant's or Beneficiary's benefit shall be determined in accordance with the provisions for determining the value of a lump sum distribution of the Participant's or Beneficiary's Retirement Benefit under the terms of the Retirement Plan as in effect as of the date immediately prior to the Change of Control of the Company.

          (c) Despite any other provision of this Plan, this Section 4.8 may not be amended on or after the date on which a Change of Control of the Company has occurred.

                             ARTICLE V
                      PROVISION FOR BENEFITS

     Section 5.1 ASSETS OF THE COMPANY. Benefits which become payable under the provisions of the Plan shall be paid directly by the Company out of its assets. No assets of the Company shall be set aside or segregated for the provision of such benefit payments. Neither the Participant nor his Beneficiary, nor any other potential or actual recipient of benefits under the provisions of Section 4.1 shall acquire any right, title or interest in the assets of the Company by reason of the Plan and, to the extent that the Participant, Beneficiary or such other recipient shall acquire a right to receive payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                            ARTICLE VI
               AMENDMENT AND TERMINATION OF THE PLAN

     Section 6.1 AMENDMENT. The Company reserves the right to amend the Plan at any time, and from time to time, effective as of any specified current, prior or future date; provided, however, that no such amendment shall modify or reduce a Participant's accrued benefit as of the date such amendment is adopted.

     Section 6.2 TERMINATION. The Company reserves the right to terminate the Plan; provided, however, that upon termination each Participant's accrued benefit shall be fully vested subject only to the provisions of
 Section 4.4. A Participant's "accrued benefit" shall mean the benefit which would be paid or payable pursuant to Section 4.1 following the Participant's termination of employment, determined without regard to
 Section 4.2, if the Retirement Plan had terminated as of the same date on which the termination of the Plan occurs (and provided for payment of accrued Retirement Plan benefits upon the Participant's termination of Employment) multiplied by a fraction, the numerator of which is a Participant's years of Vesting Service recognized under Section 3.2 and the denominator of which is ten.

                            ARTICLE VII
                           MISCELLANEOUS

     Section 7.1 NONGUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any employee, as a right of any employee to be continued in the employment of the Company in any capacity, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

     Section 7.2 ACTION BY THE COMPANY. Any action by the Company under this Plan may be by resolution of its Board of Directors, or by any officer or officers duly authorized by resolution of said Board to take such action.

     Section 7.3 AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding upon all persons entitled to benefits hereunder, and upon their respective heirs and legal representatives and upon the Company, its successors and assigns.

     Section 7.4 CONSTRUCTION. Except when otherwise indicated by the context, any masculine terminology herein shall also include feminine, and the definition of any term herein in singular shall also include the plural.

     Section 7.5 TITLES. Article and Section titles are included for reference purposes only and in the event of a conflict between a title and its respective text the text shall control.

     Section 7.6 GOVERNING LAW. This Plan shall, to the extent not superseded by the Employee Retirement Income Security Act of 1974, be governed by the laws of the State of Wisconsin.

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     IN WITNESS WHEREOF, the Company has caused this Plan document to be compiled to reflect all amendments adopted through September 18, 1996, to be executed on its behalf on this 18th day of September, 1996.

                                  WAUSAU PAPER MILLS COMPANY




                                  By:  DANIEL D. KING
                                       Daniel D. King
                                       President and Chief Executive
                                       Officer

 ATTEST:



 LARRY A. BAKER
 Larry A. Baker
 Senior Vice President - Administration